Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Convertible Promissory Note

$3,250,000.00	March 3, 2026

For value received, 100 Tokeneke Road LLC, a Connecticut limited liability company (“Borrower”) promises to pay to Belpointe Tokeneke Investment, LLC, a Connecticut limited liability company (“Holder”) the principal sum of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) (the “Principal Amount”), together with simple interest on the outstanding principal amount at the rate of three and 60/100 percent (3.60%) per annum (this “Note”). Interest shall commence accruing on the date hereof and shall continue to accrue on the outstanding principal until paid in full or converted in accordance with this Note. Interest shall be computed on the basis of a year of 365 / 366 days for the actual number of days elapsed. Notwithstanding anything set forth herein to the contrary, in the event that Holder receives all or any part of the Deposit as such term is defined in the Contract (as hereinafter defined), any such payment shall decrease the amount owed under this Note as if such payment was made directly by the Borrower to Holder.

This Note is subject to the following terms and conditions:

1. Maturity Date. Unless earlier converted or paid in full, all outstanding principal and any accrued but unpaid interest under this Note shall be due and payable March 3, 2028 (such date, the “Maturity Date”).

2. Event of Default. The entire outstanding principal balance of this Note and all interest accrued but unpaid thereon shall become due and payable upon an Event of Default. An “Event of Default” shall occur (a) if the Borrower fails to pay any and all unpaid principal, accrued interest and all other amounts owing under this Note when due and payable pursuant to the terms of this Note or otherwise breaches any provision of this Note, or (b) if the Borrower breaches in any material respect any term, covenant or agreement under this Note, and such breach (if able to be cured) is not cured before the earlier of fifteen (15) calendar days following such breach, or (c) if the Company fails to consummate the Closing under and in accordance with the Contract on or before April 10, 2026 (the “Outside Date”), or (d) upon the dissolution of the Company or the making by the Company or the Borrower of an assignment for the benefit of creditors, or the insolvency, appointment of a receiver, or commencement of any proceedings by or against the Company or the Borrower under any bankruptcy or insolvency law.

3. Payment of Interest. Interest shall accrue on this Note and shall be due and payable on the Maturity Date or an Event of Default, upon the occurrence of which all accrued interest shall be due and payable in full.

1

4. Conversion.

(a) Mandatory Conversion.

(i) Upon the occurrence of the Closing under the Contract at any time on or prior to the Outside Date, each of Holder and Borrower agree that a portion of the outstanding principal amount of this Note equal to $625,000 (the “Mandatory Conversion Amount”) will automatically convert one (1) business day following the Closing Date into [***] Class A Units (as defined in the Operating Agreement (as defined below)) (the “Mandatory Conversion”) in 100 Tokeneke Partners, LLC, a Delaware limited liability company and the sole member of the Company (the “Partnership”). Holder further agrees to and hereby does waive inclusion of all accrued and unpaid interest on this Note in the Mandatory Conversion Amount if the Mandatory Conversion occurs on or prior to the Maturity Date.

(ii) Mechanics of Mandatory Conversion. The following transactions and deliveries shall be consummated concurrently with the Mandatory Conversion of this Note:

(1) the Partnership will issue in the name of and deliver to the Holder [***] Class A Units in the Partnership to which Holder is entitled upon Mandatory Conversion, to be reflected in (A) that certain Subscription Agreement, substantially in the form attached hereto as Exhibit A (the “Additional Subscription Agreement”), to be dated as of (and contingent upon the occurrence of) the date of the Mandatory Conversion, pursuant to which Holder will make a Capital Contribution (as defined in the Operating Agreement) equal to the Mandatory Conversion Amount to the Partnership in exchange for [***] Class A Units and (B) that certain Amended & Restated Limited Liability Company Agreement of the Partnership, substantially in the form attached hereto as Exhibit B (the “Operating Agreement”), to be dated as of (and contingent upon the occurrence of) the date of the Mandatory Conversion;

(2) the Conversion (as defined in the Original Note) under the Original Note (as defined below) shall have been consummated;

(3) following consummation of the items in the foregoing clauses (1)-(2), each of Borrower and Holder will have a Percentage Interest (as defined in the Operating Agreement) in the Partnership equal to fifty percent (50%); and

(4) the Borrower will be forever released from all of its obligations and liabilities under this Note with respect to the Mandatory Conversion Amount, including without limitation the obligation to pay such Mandatory Conversion Amount.

(b) Optional Conversion.

(i) At any time prior to the Maturity Date, Holder may, in its sole discretion by delivering written notice to Borrower, convert all or any portion of the remaining unpaid Principal Amount (and excluding (A) the Mandatory Conversion Amount, to the extent it has previously converted pursuant to Section 4(a) above and (B) any Optional Conversion Amount, to the extent it has converted pursuant to this Section 4(b)) and all accrued but unpaid interest thereon (each, an “Optional Conversion Amount”) into that number of Class A Units in the Partnership (each, an “Optional Conversion”) determined by dividing such Optional Conversion Amount by $14.50 (subject to appropriate adjustment in the event of any Unit (as defined in the Operating Agreement) dividend, Unit split, Unit combination or other similar recapitalization with respect to the Units) (with respect to each such Optional Conversion, the “Optional Conversion Units”). Holder further agrees to and hereby does waive inclusion of all accrued and unpaid interest on this Note in each Optional Conversion Amount if such Optional Conversion occurs on or prior to the Maturity Date.

2

(ii) Mechanics of Optional Conversion. The following transactions and deliveries shall be consummated concurrently with each Optional Conversion of this Note:

(1) the Partnership will issue in the name of and deliver to the Holder the Optional Conversion Units to which Holder is entitled upon such Optional Conversion, to be reflected in (A) that certain Additional Subscription Agreement, to be dated as of the date of such Optional Conversion, pursuant to which Holder will make a Capital Contribution equal to such Optional Conversion Amount to the Partnership in exchange for the Optional Conversion Units and (B) the Operating Agreement;

(2) the Borrower will be forever released from all of its obligations and liabilities under this Note with respect to such Optional Conversion Amount, including without limitation the obligation to pay such Optional Conversion Amount; and

(3) if and only if (i) Holder effects an Optional Conversion within 190 days of the date of this Note and (ii) such Optional Conversion gives rise to a tax payable by the Company or the Partnership pursuant to Section 12-638b of the Connecticut General Statutes, then Holder shall pay such tax as and when due.

5. Payment; Prepayment. All payments hereunder (if any) shall be made in lawful money of the United States of America at such place as Holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to the charges of collection, then to accrued interest then due and payable and the remainder shall be applied to principal. Except as otherwise expressly set forth in this Note, the Borrower may prepay this Note only with the written consent of Holder, which consent may be withheld by Holder for any reason in its sole discretion.

6. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Borrower and Holder. This Note may not be assigned by Borrower or Holder without the prior written consent of the other party, and any assignment in violation of the foregoing shall be void ab initio; provided that Holder may assign any of its rights or obligations under this Note to its Affiliate (as defined in the Operating Agreement).

7. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the Borrower and Holder shall be governed, construed and interpreted in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.

3

8. Notices. Any notice required or permitted to be delivered herein shall be deemed to be delivered (a) when received by the addressee if delivered by courier service, (b) if mailed, five (5) business days after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, (c) if sent by recognized overnight service using next day delivery (such as US Express Mail, FedEx, UPS, Airborne, etc.), then one day after delivery of same to an authorized representative or agency of the said overnight service, or (d) if sent by e-mail, when transmission is received by the addressee, as confirmed by electronic delivery confirmation, in each such case addressed or e-mailed, as follows:

If to Borrower:

[***]

E-mail: [***]

With a copy to:

Karp & Langerman, P.C.

185 Plains Road, Suite 209E

Milford, CT 06461

Attention: Noel T. Langerman

E-mail: nlangerman@karp-langerman.com

If to Holder:

c/o Belpointe

255 Glenville Road

Greenwich, Connecticut 06831

Attention: Brandon Lacoff

Email: brandon@belpointe.com

With a copy to:

Berkowitz, Trager & Trager, LLC

8 Wright Street, 2nd Floor

Westport, CT 06880

Attention: Matthew J. Heiser

Email: mjh@btt-law.com

9. Entire Agreement. This Note (including its Exhibits) constitutes the entire agreement between Borrower and Holder pertaining to the subject matter hereof, and any and all other written or oral agreements existing between Borrower and Holder pertaining to the subject matter hereof are expressly canceled. Any term of this Note may be amended only with the written consent of Borrower and Holder.

10. Action to Collect on Note. If any lawful action is instituted to collect on this Note, Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action.

4

11. Use of Proceeds. Each of Borrower and Holder acknowledge that the proceeds of this Note are being used by the Borrower for payment of a portion of (i) the purchase price equal to $[***] under that certain Purchase and Sale Agreement between Company and [***] (“Seller”) dated as of April 3, 2025 (as amended, the “Contract”) pursuant to which the Company will purchase that certain property located at 100 Tokeneke Road, Darien, Connecticut (the “Specified Property”), and/or (ii) 2026 Closing Costs and Holder Costs. As used herein, “Closing” means the closing of the transactions contemplated by the Contract, and “Closing Date” means the date of Closing under the Contract. For purposes of this Note, (i) “2026 Closing Costs” means all costs incurred on or after January 1, 2026 by (or on behalf of) the Company in connection with consummating the Closing, provided that any such 2026 Closing Costs are incurred in accordance with the requirements and restrictions in Section 15 of that certain Amended & Restated Convertible Promissory Note, dated as of March 3, 2026, issued by [***], as borrower to Holder in the original principal amount of $[***] (the “Original Note”), and (ii) “Holder Costs” mean all out-of-pocket costs incurred by Holder in connection with the preparation of this Note, the Original Note, the Partnership Documents (as defined in the Original Note), the Additional Subscription Agreements, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, legal expenses, diligence expenses, accounting expenses, and other customary expenses). In the event that (i) the Contract terminates for any reason or (ii) the Closing pursuant to the Contract does not occur on or prior to the Outside Date, this Note and all of Borrower’s obligations hereunder shall become immediately due and payable by Borrower.

12. Loss of Note. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Note a new Note of like tenor.

13. Waivers. The Borrower hereby waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note. Any delay on the part of Holder in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default. The Borrower, and by acceptance of this Note, Holder, hereby waive any special, exemplary, punitive or consequential damages in connection with this Note. THE BORROWER AND, BY ACCEPTANCE OF THIS NOTE, HOLDER, EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

[Signature appears on next page.]

5

IN WITNESS WHEREOF, the Borrower has caused this Convertible Promissory Note to be executed and delivered as of the date first above written.

100 TOKENEKE ROAD LLC

By:	/s/ [***]
Name:	[***]
Its:	Sole Member

Acknowledged and agreed to by:

BELPOINTE TOKENEKE INVESTMENT, LLC

By:	/s/ Brandon Lacoff
Name:	Brandon Lacoff
Its:	Authorized Signatory

6

EXHIBIT A

Form of Additional Subscription Agreement

See attached

[Omitted]

EXHIBIT B

Operating Agreement

See attached

[Omitted]